v Total ARR Expansion Trends1 1 FY21 FY22 FY23 ($ in millions) Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Q4-23 Year-over-Year ARR (As Reported) $601 $638 $722 $774 $823 $864 $930 $995 $1,031 $1,065 $1,163 $1,247 Year-over-Year increase 37% 35% 35% 35% 37% 35% 29% 29% 25% 23% 25% 25% TTM FX headwind/(tailwind)2 8 (9) (18) (19) (30) (8) 21 20 47 61 29 29 ARR - Constant Currency 609 629 704 755 794 856 951 1,014 1,078 1,126 1,191 1,276 Year-over-Year ARR Increase - Constant Currency3 39% 33% 32% 32% 32% 34% 32% 31% 31% 30% 28% 28% TTM Perpetual License Rolloff - Constant Currency4 4 7 8 18 24 25 34 27 23 21 11 8 ARR Excluding TTM Perp License Rolloff - Constant Currency 613 635 711 773 817 881 985 1,041 1,102 1,148 1,203 1,283 Year-over-Year ARR Growth ex-Perp - Constant Currency 39% 35% 33% 35% 36% 38% 36% 35% 34% 33% 29% 29% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Q4-23 TTM Quarter-over-Quarter ARR (As Reported) $601 $638 $722 $774 $823 $864 $930 $995 $1,031 $1,065 $1,163 $1,247 Net New ARR (As Reported)5 29 37 84 52 49 41 66 65 36 34 98 84 252 Discontinuation of business in Russia6 6 - Quarterly FX headwind/(tailwind)7 1 (11) (12) 3 (6) 10 15 1 19 24 (19) (2) 23 Net New ARR - Constant Currency 30 26 72 56 43 50 81 72 55 58 79 82 274 Quarterly Perpetual License Rolloff - Constant Currency8 0 3 4 11 6 4 12 5 2 2 2 2 7 Net New ARR Excluding Perpetual License Rolloff - Constant Currency 30 28 76 67 49 54 93 77 57 60 81 84 282 Year-over-Year ARR Growth ex-Perp - Constant Currency (17)% (25)% 17% 61% 63% 92% 22% 16% 16% 11% -13% 9% 3%